UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 13, 2015

BioCorRx Inc.
(Exact name of registrant as specified in its charter)

333-153381

(Commission File Number)

Nevada	26-0685980
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

601 N. Parkcenter Drive, Suite 103

Santa Ana, California 92705

(Address of principal executive offices)

(714) 462-4880

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of President, Chairman of Board of Directors

On August 13, 2015, Neil Muller, President and Chairman of the Board of Directors of BioCorRx, Inc. (the “Company”) submitted his letter of resignation to the Board of Directors of the Company, effective as of the close of business on September 1, 2015. Mr. Muller resigned from the Board for personal reasons in conjunction with his resignation from his other public company officer position, and his resignation from the Company’s Board did not arise as a result of any disagreement with the Company or its independent registered public accounting firm.

Appointment of new President

Kent Emry, currently a Director of the Company, has been elected the Company’s President, effective September 1, 2015 and shall receive an annual salary of $75,000. Mr. Emry will replace Neil Muller, whose resignation will be effective on the same date. Mr. Emry will continue to serve as a Director of the Company.

Mr. Emry, 47, previously served as the Chief Executive Officer of BioCorRx Inc. from September 13, 2013 to November 14, 2014. For twelve years, Mr. Emry has been involved in the healthcare industry. Mr. Emry has specialized in identifying and securing financing for the acquisition of troubled skilled nursing and rehabilitation facilities. Mr. Emry was able to re-structure these facilities both on a clinical and financial level resulting in a profitable facility. Mr. Emry has vast ... knowledge of operational systems and creation and development of policies and procedures has been key in the healthcare industry. Mr. Emry has extensive experience in contract negotiations with public, private, federal and state healthcare reimbursement entities including HMOs, Medicare, Medicaid, VA and Military contracting and billing. Mr. Emry's focuses on the acquisition and restructuring of troubled healthcare facilities, Mr. Emry owned and operated a marketing company which focused on the healthcare industry. He developed creative and concise marketing strategies. Mr. Emry's campaigns and tactics improved corporate revenues and profits by increasing their number of patients and controlling expenses. Mr. Emry served in a number of industries outside of healthcare as well, including food processing and brokerage, construction, development, sales, marketing and property management. He has been a Director of BioCorRx Inc. since September 13, 2013. Mr. Emry has a Bachelors degree in Healthcare Administration from Oregon State University.

Mr. Emry has no family relationships with any director, executive officer or person nominated or chosen by the Company to become director or executive officer of the Company. Mr. Emry is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Emry has not entered into any material plan, contract, arrangement or amendment in connection with his appointment as President of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished herewith:

Exhibit Number	Description

17.1	Resignation Letter from Mr. Neil Muller, dated August 13, 2015

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOCORRX INC.

Date: August 17, 2015	By:	/s/ Lourdes Felix
Lourdes Felix Chief Financial Officer and Director